U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2012

NUTRA PHARMA CORP.

(Exact name of registrant as specified in its charter)

California	000-32141	91-2021600
(State or jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2776 University Drive

Coral Springs, Florida 33065

(Address of principal executive offices) (Zip Code)

Registrant's telephone number: 954-509-0911

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(Former name or former address, if changed since last report)

Nutra Pharma Corp. is referred to herein as “we,” “our,” or “us”.

Section 1 – Registrant’s Business and Operations

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Removal of Bruno Sartori as our Chief Financial Officer

On September 6, 2012, our Board of Directors unanimously approved the immediate removal of Bruno Sartori as our Chief Financial Officer. Mr. Sartori was terminated upon the recommendation of our Audit Committee. There are no compensatory or severance arrangements in connection with Mr. Sartori’s removal.

Appointment of Rik Deitsch as our Chief Financial Officer

On September 6, 2012, our Board of Directors unanimously approved the appointment of Rik Deitsch, our Chief Executive Officer since November 2002, as our Chief Financial Officer. Mr. Deitsch’s appointment as our Chief Financial Officer has not and will not result in any material changes to his compensation as our Officer.

We will be interviewing other candidates to assume the Chief Financial Officer position to separate the functions of our Chief Executive Officer and Chief Financial Officer and in connection with our effort to improve our internal controls.

Biographical Information Pertaining to Rik Deitsch as our Chief Financial Officer

Mr. Deitsch’s biographical information is incorporated by reference to our Form 10-K for the year ended December 31, 2010 filed on April 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2012

Nutra Pharma Corp.

/s/ Rik Deitsch

By: Rik Deitsch, Chief Executive Officer/Director